CUSIP Nos.: 848926101                                             Page 73 of 86
            848926200



                                                                      EXHIBIT F

                                   PLEDGE AGREEMENT


    This Pledge Agreement (this "AGREEMENT") is made as of August 18, 1997 by Boyle, Fleming & Co., Inc., a Texas corporation ("PLEDGOR"), in favor of Michael
L. George ("PLEDGEE").


                                 W I T N E S S E T H:


    WHEREAS, Pledgor and Pledgee are parties to a letter agreement of even date herewith (the "LETTER AGREEMENT") pursuant to which Pledgor executed and delivered to Pledgee a Promissory Note of even date herewith, payable to the order of Pledgee, in the principal amount of $2,050,000 (together with all renewals, extensions, increases, modifications, amendments and restatements thereof, the "NOTE"); and

    WHEREAS, Pledgee has required, as a condition precedent to consummation of the transactions contemplated by the Letter Agreement, that Pledgor execute and deliver to Pledgee a security agreement granting to Pledgee, for the benefit of Pledgee, a security interest in the Collateral (as hereinafter defined).

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

                                      ARTICLE I

                              DEFINITIONS AND REFERENCES

    Section 1.1. GENERAL DEFINITIONS. As used herein, the terms "AGREEMENT," "LETTER AGREEMENT," "NOTE," "PLEDGEE," and "PLEDGOR," shall have the meanings indicated above, and the following terms shall have the following meanings:

    "CODE" means the Uniform Commercial Code in effect in the State of Texas on the date hereof.

    "COLLATERAL" means all property of whatever type, in which Pledgee at any time has a security interest pursuant to SECTION 2.1 or SECTION 2.2.

    "EVENT OF DEFAULT" means the occurrence of any of the following events:
(a) an event of default under the Note, (b) the Pledgor's non-compliance with, or failure to perform, any agreement contained herein, or (c) the making of any representation, statement or warranty of the Pledgor contained herein or given pursuant hereto that is untrue as of the date made.


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            848926200


    "OBLIGATION DOCUMENTS" means the Letter Agreement, the Note, this Agreement and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

    "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to SECTION 2.3.

    "PLEDGED SECURITIES" has the meaning given to it in SECTION 2.2.

    "PLEDGED SHARES" has the meaning given to it in SECTION 2.2.

    "PLEDGED WARRANTS" has the meaning given to it in SECTION 2.1.

    Section 1.2. OTHER DEFINITIONS. All terms used in this Agreement which are defined in the Code and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires.

    Section 1.3. EXHIBITS. All exhibits attached to this Agreement are a part hereof for all purposes.

    Section 1.4. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this SECTION 1.4 shall be construed to authorize any person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

    Section 1.5. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.


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            848926200


                                      ARTICLE II

                                  SECURITY INTEREST

    Section 2.1. GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing first priority security interest for the benefit of Pledgee in and to all of the following rights, interests and property:

    (a) warrants to purchase 113,158 shares of Common Stock of Spinnaker Industries, Inc., a Delaware corporation ("SPINNAKER"), and 113,158 shares of Class A Common Stock of Spinnaker (collectively, the "PLEDGED WARRANTS");

    (b) all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of, in exchange for, or upon exercise of any or all of the Pledged Securities (hereinafter defined) or any other property that becomes Collateral by virtue of this clause (b) or clause (c) of this Section 2.1; and

    (c) any and all Proceeds and other sums arising from or by virtue of the Pledged Securities or any other property that becomes Collateral by virtue of this clause (c) or clause (b) of this Section 2.1.

    Section 2.2 SUBSTITUTION OF COLLATERAL. Pledgor agrees that on or before September 20, 1997 it will deliver to Pledgee the number of shares of Common Stock of Spinnaker and the number of shares of Class A Common Stock of Spinnaker into which the Pledged Warrants are exercisable (collectively, the "PLEDGED SHARES") along with duly executed blank stock powers with signatures guaranteed on each stock power. The Pledged Shares would be substituted as Collateral for the Pledged Warrants. As used herein, "PLEDGED SECURITIES" means collectively, the Pledged Warrants and the Pledged Shares.

    Section 2.3. OBLIGATIONS SECURED. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

    (a) NOTE INDEBTEDNESS. The payment, as and when due and payable, of all amounts from time to time owing under or in respect of the Letter Agreement, the Note or any of the other Obligation Documents.

    (b) RENEWALS. All renewals, extensions, amendments, modifications, supplements, or restatements of, or substitutions for, any of the foregoing.

    (c) PERFORMANCE. The due performance and observance by Pledgor of all of its other obligations from time to time existing under or in respect of any of the Obligation Documents.


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            848926200


                                     ARTICLE III

                       REPRESENTATIONS WARRANTIES AND COVENANTS

    Section 3.1. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

    (a) OWNERSHIP AND LIENS. Pledgor has good and marketable title to the Collateral free and clear of all liens, encumbrances, adverse claims, options, warrants, puts, calls or other rights of third persons, and restrictions, other than (i) those liens arising under this Agreement, (ii) restrictions on transferability imposed by applicable state and federal securities laws and
(iii) a right of first refusal in favor of Spinnaker in the event that Pledgor receives (and desires to accept) a bona fide offer for the purchase for cash of all or a portion of the Warrant or the shares purchasable upon exercise of the Warrant (as described in Section 10.01(b) of that certain Warrant Purchase Agreement dated June 10, 1994 between BF and Spinnaker). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

    (b) NO CONFLICTS OR CONSENTS. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, nor the exercise by Pledgee of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles of incorporation, charter or bylaws of Pledgor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Pledgor except as expressly contemplated in the Obligation Documents. No consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein, or the exercise by Pledgee of its rights and remedies hereunder.

    (c) SECURITY INTEREST. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any lien, adverse claim, or encumbrance. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect, and establish the first priority of, Pledgee's security interest hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in SECTION 3.3(b).

    (d) PLEDGED WARRANTS. (i) Pledgor is the record and beneficial owner of the Pledged Warrants, (ii) the Pledged Warrants are duly authorized and issued, fully paid and non-assessable, and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid, (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Warrants, (iv) Pledgor has full right and authority to pledge the Pledged Warrants for the


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            848926200


purposes and upon the terms set out herein and (v) warrants representing the Pledged Warrants have been delivered to Pledgee together with duly executed blank assignments with signatures guaranteed for each assignment.

    (e) PLEDGED SHARES. Pledgor agrees that upon delivery of the Pledged Shares pursuant to SECTION 2.2 hereof, it will be considered to represent and warrant to Pledgee that (i) Pledgor is the record and beneficial owner of the Pledged Shares, (ii) the Pledged Shares are duly authorized and issued, fully paid and non-assessable, and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid, (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Shares, (iv) Pledgor has full right and authority to pledge the Pledged Shares for the purposes and upon the terms set out herein and (v) certificates representing the Pledged Shares have been delivered to Pledgee, together with a duly executed blank stock power with signatures guaranteed, for each certificate.

    Section 3.2. AFFIRMATIVE COVENANTS. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this SECTION 3.2 from the date hereof and so long as any part of the Obligations is outstanding.

    (a) OWNERSHIP AND LIENS. Pledgor will maintain good and marketable title to all Collateral free and clear of all liens, encumbrances, adverse claims, options, warrants, puts, calls or other rights of third parties, and restrictions except for those that exist on the date hereof (as described in Section 3.1(a) above). Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may have been filed in favor of Pledgee. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any person.

    (b) FURTHER ASSURANCES. Pledgor will at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Pledgee may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Pledgee may request in order to perfect and preserve the security interest created or purported to be created hereby; and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

    (c) DELIVERY OF PLEDGED WARRANTS. All certificates, instruments and writings evidencing the Pledged Warrants shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All other certificates, instruments and writings hereafter evidencing or constituting Pledged Securities shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All such Pledged Securities shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in SECTION 2.1, SECTION 2.2 and SECTION 3.1 hereof. Upon delivery, such securities shall thereupon constitute "Pledged Securities" and shall be subject to the liens herein created, for


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CUSIP Nos.: 848926101                                             Page 78 of 86
            848926200


the purposes and upon the terms and conditions set forth in this Agreement and the other Obligation Documents.

    (d) PROCEEDS OF PLEDGED SECURITIES. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Securities, any (i) shares of capital stock (including any certificate representing any shares of capital stock or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Securities or otherwise; (iii) dividends payable in cash or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

    (e) STATUS OF PLEDGED SECURITIES. The certificates and instruments evidencing the Pledged Securities shall at all times be valid and genuine and shall not be altered. The Pledged Securities at all times shall be duly authorized, validly issued, fully paid, and non-assessable, shall not be issued in violation of the preemptive rights of any Person or of any agreement by which Pledgor is bound, and shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Securities.

    Section 3.3. NEGATIVE COVENANTS. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this SECTION 3.3 from the date hereof and so long as any part of the Obligations is outstanding.

    (a) TRANSFER OR ENCUMBRANCE. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a lien upon or execute, file or record any financing statement or other registration with respect to the Collateral, nor will Pledgor allow any such lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other person other than liens in favor of Pledgee.

    (b) FINANCING STATEMENT FILINGS. Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where Pledgor maintains any Collateral, has its records concerning any Collateral or has its chief executive office or chief place of business. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction in (i) the location of any records concerning any Collateral, or (ii) in the location of its chief executive office or chief place of business, unless Pledgor shall have notified Pledgee of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

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CUSIP Nos.: 848926101                                             Page 79 of 86
            848926200


    (c) IMPAIRMENT OF SECURITY INTEREST. Pledgor will not take any action which would in any manner impair the enforceability of Pledgee's security interest in any Collateral nor will it fail to take any action needed to ensure the enforceability of Pledgee's security interest in the Collateral.

    (d) RESTRICTIONS ON PLEDGED SECURITIES. Pledgor will not enter into any agreement creating, or (except for restrictions that exist on the date hereof, as described in Section 3.1(a) hereof) otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Securities.

                                     ARTICLE IV.

                         REMEDIES, POWERS AND AUTHORIZATIONS

    Section 4.1.   PROVISIONS CONCERNING THE COLLATERAL.

    (a) ADDITIONAL FINANCING STATEMENT FILINGS. Pledgor hereby authorizes Pledgee to file, without the signature of Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

    (b) POWER OF ATTORNEY. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation: (i) to request or instruct Pledgor or Spinnaker (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or Spinnaker) to register the pledge or transfer of the Collateral to Pledgee; (ii) to otherwise give notification to Pledgor or Spinnaker, registrar, transfer agent, financial intermediary, or other person of Pledgee's security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(iv) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (v) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

    (c) PERFORMANCE BY PLEDGEE. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under SECTION 4.4.

    (d) COLLECTION RIGHTS. Pledgee shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify any or all obligors (including without limitation Pledgor) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the

CUSIP Nos.: 848926101                                             Page 80 of 86
            848926200


same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary indorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in SECTION 4.3, and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

    (e)  THE PLEDGEE'S DUTY OF CARE.   Other than the exercise of reasonable
care in the physical custody of the Collateral while held by the Pledgee hereunder, the Pledgee shall have no responsibility for, or obligation or duty with respect to, all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due with respect thereto or to protect or preserve any right against prior parties or any other rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, the Pledgee shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral, if it takes such action, for purposed of preserving rights in the Collateral, as the Pledgor may reasonably request in writing; provided, however, that no refusal, failure, omission or delay by the Pledgee in complying with any such request shall be deemed to be a failure to exercise reasonable care.

    Section 4.2. EVENT OF DEFAULT REMEDIES. If an Event of Default shall have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

    (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

    (b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

    (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

    (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

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CUSIP Nos.: 848926101                                             Page 81 of 86
            848926200


    (e)  buy the Collateral, or any part thereof, at any public sale;

    (f) buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

    (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment; and

    (h) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Pledgee is entitled to do so under the Code or otherwise.

Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    Section 4.3. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Pledgee may elect:

    (a) To the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Pledgee in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure of Pledgor to perform or observe any of the provisions hereof;

    (b) To the payment or other satisfaction of any liens, encumbrances, or adverse claims upon or against any of the Collateral;

    (c) To the reimbursement of Pledgee for the amount of any obligations of Pledgor paid or discharged by Pledgee pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Pledgee payable by Pledgor hereunder or under the other Obligation Documents;

    (d) To the satisfaction of any other Obligations or any indebtedness of Pledgor to Pledgee;

    (e)  By holding the same as Collateral;

    (f) To the payment of any other amounts required by applicable law (including, without limitation, Section 9.504(a)(3) of the Code or any successor or similar, applicable statutory provision); and


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            848926200


    (g) By delivery to Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

    Section 4.4. RELEASE AND EXPENSES. In addition to, and not in qualification of, any similar obligations under other Obligation Documents:

    (a) Pledgor agrees to release and forever discharge Pledgee from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee.

    (b) Pledgor will upon demand pay to Pledgee the amount of any and all costs and expenses, including the fees and disbursements of Pledgee's counsel and of any experts and agents, which Pledgee may incur in connection with (i) the exercise or enforcement of any of the rights of Pledgee hereunder after an Event of Default; or (ii) the failure by Pledgor to perform or observe any of the provisions hereof, except expenses resulting from Pledgee's gross negligence or willful misconduct.

    Section 4.5. NON-JUDICIAL REMEDIES. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

    Section 4.6. OTHER RECOURSE. Pledgor waives any right to require Pledgee to proceed against any other person, exhaust any Collateral or other security for the Obligations, or to have any other party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives any and all notice of acceptance of this Agreement. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives the right to enforce any remedy which Pledgee has or may hereafter have against any other party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Pledgee may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other party in respect to any or all of the Obligations or other security for the Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any person other than Pledgor, and
(e) release or substitute any other liable party.


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            848926200


    Section 4.7.   VOTING RIGHTS, DIVIDENDS ETC. IN RESPECT OF PLEDGED
SECURITIES.

    (a) Any and all (i) dividends and interest paid or payable in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Securities, and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities, shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Securities and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary indorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

    (b) Upon the occurrence and during the continuance of an Event of Default, Pledgee may at its option exercise the voting and other consensual rights in respect of the Collateral as well as any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or Spinnaker, or upon the exercise by Pledgor or Spinnaker of any right, privilege or option pertaining to any Pledged Securities, and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer, agent, registrar or other designated agent upon such terms and conditions as it may determine. In addition, Pledgor will not exercise or refrain from exercising any such right, if Pledgee gives notice that, in Pledgee's judgment, such action would adversely affect the value of the Pledged Securities or the benefits to Pledgee of its security interest hereunder.

    Section 4.8. PRIVATE SALE OF PLEDGED SECURITIES. Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Securities and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit registration of such securities for public sale under the Securities Act of 1933, as amended. Pledgor further acknowledges and agrees that any offer to sell such securities which has been (a) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of Dallas, Texas (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9.504(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, as amended, and that Pledgee may, in such event, bid for the purchase of such securities.

CUSIP Nos.: 848926101                                             Page 84 of 86
            848926200


                                      ARTICLE V

                                    MISCELLANEOUS

    Section 5.1. NOTICES. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

         TO PLEDGOR:    Boyle, Fleming & Co., Inc.
                        600 N. Pearl
                        Suite 2160
                        Dallas, Texas  75201


         TO PLEDGEE:    Michael L. George
                        13355 Noel Road
                        Suite 1100
                        Dallas, Texas 75240

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, or (b) in the case of registered or certified United States mail, three days after deposit in the mail.

    Section 5.2. AMENDMENTS. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor and Pledgee and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

    Section 5.3. PRESERVATION OF RIGHTS. No failure on the part of Pledgee to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee to exercise any of its rights under any other Obligation Document against such party or against any other person.

    Section 5.4. UNENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition

CUSIP Nos.: 848926101                                             Page 85 of 86
            848926200


or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    Section 5.5. SURVIVAL OF AGREEMENTS. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents, the creation of the Obligations and consummation of the transactions contemplated hereby.

    Section 5.6. OTHER LIABLE PARTY. Neither this Agreement nor the exercise by Pledgee or the failure of Pledgee to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any other liable party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any other liable party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any other liable party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any other liable party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any other liable party.

    Section 5.7. BINDING EFFECT AND ASSIGNMENT. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee its successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee may pledge, assign or otherwise transfer any or all of its rights under any or all of the Obligation Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee.

    Section 5.8. TERMINATION. Upon the satisfaction in full of the Obligations, and upon written request for the termination hereof delivered by Pledgor to Pledgee, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

    SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

    Section 5.10. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

CUSIP Nos.: 848926101                                             Page 86 of 86
            848926200


    IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.

                                        PLEDGOR:

                                        BOYLE, FLEMING & CO., INC.



                                        By:    /s/ Ned N. Fleming III
                                           ----------------------------------
                                        Name:  Ned N. Fleming, III
                                             --------------------------------
                                        Title: President
                                              -------------------------------


                                        PLEDGEE:



                                       /s/ Michael L. George
                                       --------------------------------------
                                       Michael L. George